Exhibit 1.2

HATTERAS FINANCIAL CORP.

10,000,000 SHARES OF COMMON STOCK

CONTROLLED EQUITY OFFERINGSM

SALES AGREEMENT

February 29, 2012

JMP SECURITIES LLC

450 Park Avenue, 5th Floor

New York, New York 10022

Ladies and Gentlemen:

HATTERAS FINANCIAL CORP., a Maryland corporation (the “Company”), and ATLANTIC CAPITAL ADVISORS, LLC, a North Carolina limited liability company (the “Manager”), confirm their respective agreements (this “Agreement”) with JMP Securities LLC (“JMP”), as follows:

The Company and the Manager have also entered into a separate sales agreement (an “Alternative Sales Agreement”), dated as of even date herewith, with Cantor Fitzgerald & Co. (the “Alternative Agent”).

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through JMP, acting as agent and/or principal, up to 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 and Section 5 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and JMP shall have no obligation in connection with such compliance. The issuance and sale of Shares through JMP will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an automatic shelf registration statement on Form S-3 (File No. 333-179805), including a base prospectus dated February 29, 2012, relating to certain securities, including the Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company has furnished to JMP, for use by JMP, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (“Issuer Free Writing Prospectus”), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System, as supplemented by its Interactive Data Electronic Applications System (collectively “IDEA”).

2. Placements. Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify JMP by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from JMP set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by JMP unless and until (i) in accordance with the notice requirements set forth in Section 4, JMP declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to JMP in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor JMP will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to JMP and JMP does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by JMP. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, JMP, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “NYSE”) to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. JMP will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to JMP pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by JMP (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Except to the extent prohibited by the Placement Notice, JMP may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. After consultation with the Company and to the extent not prohibited by the Placement Notice, JMP may also sell Placement Shares in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that JMP will be successful in selling Placement Shares, (ii) JMP will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by JMP to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3, and (iii) JMP shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement except as otherwise agreed by JMP in its acceptance of a Placement Notice. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

4. Suspension of Sales. The Company or JMP may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the Company and JMP agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by JMP at which such Placement Shares were sold, after deduction for (i) JMP’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting JMP’s or its designee’s account (provided JMP shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Placement Shares, in all cases, shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, JMP will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold JMP harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to JMP any commission, discount, expenses or other compensation to which it would otherwise have been entitled absent such default.

(c) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate number of Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of the Shares under the Alternative Sales Agreement, 10,000,000, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors or a duly authorized committee thereof, and notified to JMP in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors or duly authorized committee thereof, and notified to JMP in writing.

(d) The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares, or any sales of Shares shall only be effected by or through only one of JMP or the Alternative Agent on any single given day, but in no event by more than one, and the Company shall in no event request that JMP and the Alternative Agent sell Shares on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its Subsidiaries (defined below), or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement or the Alternative Sales Agreement.

6. Representations and Warranties of the Company and the Manager. The Company and the Manager, jointly and severally, represent and warrant to, and agree with, JMP that as of the date of this Agreement and as of each Representation Date (as defined in Section 7(m) below) on which a certificate is required to be delivered pursuant to Section 7(m) of this Agreement and as of the time of each sale of any Shares pursuant to this Agreement (each, an “Applicable Time”) and each Settlement Date, as the case may be:

(a) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement on February 29, 2012, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act ) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

At the time of filing the Registration Statement on February 29, 2012, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act ) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(b) Registration Statement, Prospectus and Disclosure at Time of Sale. The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act (“Rule 462(e)”) on February 29, 2012, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Manager, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made prior to the filing of the original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) on February 29, 2012 has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At each respective time the Registration Statement became effective, at each deemed effective date with respect to JMP pursuant to Rule 430B(f)(2) of the Securities Act and as of the date hereof and each Applicable Time and Settlement Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, each Applicable Time, each Settlement Date and of each Representation Date included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Prospectus complied when so filed in all material respects with the Securities Act and each Prospectus furnished to JMP for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to IDEA, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until the issuer notified or notifies JMP otherwise, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by JMP expressly for use therein.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the times the Prospectus was filed and (c) as of the date hereof and at each Applicable Time and Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Independent Accountants. Ernst & Young LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus, is, and was during the period covered by its report, an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (United States). With respect to the Company, Ernst & Young LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(e) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(f) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, as of the date hereof, each Applicable Time and each Settlement Date (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, (C) there has been no obligation, contingent or otherwise, directly or indirectly incurred by the Company that could reasonably be likely to have a Material Adverse Effect and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or repurchase or redemption by the Company for any class of its capital stock.

(g) Good Standing of the Company and the Manager. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Maryland, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares); the Manager is a limited liability company duly organized and validly existing and in good standing under the laws of the state of North Carolina, with requisite limited liability company power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(h) No Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other than (i) those subsidiaries not required to be listed on Exhibit 21 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year (each a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary, if any, is duly organized and validly existing in good standing under the laws of the state of its incorporation or organization with full corporate, partnership or entity power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

(i) Capitalization. Immediately prior to the execution of this Agreement,                  shares of Common Stock will be issued and outstanding. All of the issued and outstanding shares of Common Stock of the Company and the Subsidiaries (if any) have been duly and validly authorized and issued and are fully paid, and have not been issued in violation of or subject to any pre-emptive right or other similar right of stockholders arising by operation of law, under the charter of the Company or any organizational documents of the Subsidiaries, under any agreement to which the Company or the Subsidiaries is a party or otherwise; except as disclosed in or contemplated by the Registration Statement and the Prospectus, there are no outstanding (i) securities or obligations of the Company or the Subsidiaries convertible into or exchangeable for any capital shares of the Company or the Subsidiaries, respectively, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Subsidiaries any such capital shares or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or the Subsidiaries to issue or sell any capital shares, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(j) Authorization of the Shares. The Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the charter of the Company, under any agreement to which the Company is a party or otherwise and are registered pursuant to Section 12 of the Exchange Act and the rules and regulations thereunder.

(k) Description of Shares. The capital stock of the Company, including the Shares, conforms and will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. The certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders. The Common Stock is listed on the NYSE.

(l) Foreign Qualified. Each of the Company and the Manager is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(m) Title to Property. Each of the Company, the Subsidiaries and the Manager has legal, valid and defensible title to all assets and properties reflected as owned by them in the Registration Statement and the Prospectus, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement and the Prospectus or as could not reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries owns no real property; any personal property held under lease by the Company, the Subsidiaries and the Manager is held under a lease that is valid, existing and enforceable by the Company, the Subsidiaries and the Manager, as the case may be, with such exceptions as are disclosed in the Registration Statement and the Prospectus or as could not reasonably be expected to have a Material Adverse Effect, and neither the Company, the Subsidiaries nor the Manager has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Subsidiaries or the Manager, as the case may be, under any such lease.

(n) Possession of Intangibles. To the knowledge of the Company or the Manager, each of the Company, the Subsidiaries and the Manager owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company, the Subsidiaries and the Manager to conduct the Company’s business as described in the Registration Statement and the Prospectus, and neither the Company, the Subsidiaries nor the Manager has received written notice of any infringement of or conflict with (and neither the Company nor the Manager knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect.

(o) ERISA and Other Laws. Neither the Company, the Subsidiaries nor the Manager has violated, or received notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with Affiliates (as defined in Rule 405), environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) No Unlawful Payments. Neither the Company, the Subsidiaries, the Manager nor, to the knowledge of the Company or the Manager, any officer, director, agent or employee purporting to act on behalf of the Company, the Subsidiaries or the Manager, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (v) made any other unlawful payment.

(q) No Outstanding Loans. Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, Affiliates or representatives of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(r) Finder’s Fees. Neither the Company nor any of the Subsidiaries or the Manager has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby (except pursuant to this Agreement or the Alternative Sales Agreement).

(s) Absence of Defaults of the Company, the Subsidiaries and the Manager. The Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its charter or bylaws (collectively, the “Company Charter Documents”) or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its assets may be bound or affected, except for such breaches or defaults which would not have a Material Adverse Effect; none of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of, or default under) any of its organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or instrument to which any of the Subsidiaries is a or by which it or its assets may be bound or affected, except for such breaches or defaults which would not have a Material Adverse Effect; the Manager is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its operating agreement or other organizational documents (collectively, the “Manager Charter Documents”) or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its assets may be bound or affected, except for such breaches or defaults which would not have a Material Adverse Effect.

(t) Absence of Conflicts of the Company and the Manager. The execution, delivery and performance by the Company of this Agreement, and the issuance, sale and delivery of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Company Charter Documents, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or its respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any of the Subsidiaries, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Subsidiaries; the execution, delivery and performance by the Manager of this Agreement and the consummation by the Manager of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Manager Charter Documents, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Manager.

(u) Authorization of This Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Manager and is enforceable in accordance with its terms and constitutes a legal, valid and binding agreement of the Company and the Manager enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(v) Authorization of Alternative Sales Agreement. The Alternative Sales Agreement has been duly authorized, executed and delivered by the Company and the Manager and is enforceable in accordance with its terms and constitutes a legal, valid and binding agreement of the Company and the Manager enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(w) NYSE Listing. The Shares have been approved for listing on the NYSE, subject only to official notice of issuance.

(x) Descriptions in Registration Statement. The descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or such Subsidiary, as applicable enforceable in accordance with their respective terms, except as would not reasonably be expected to have a Material Adverse Effect and except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. The copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to JMP or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto.

(y) Possession of Licenses and Permits. To the knowledge of the Company and the Manager, each of the Company, the Subsidiaries and the Manager has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its respective business as described in the Registration Statement and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company, any of the Subsidiaries nor the Manager is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, any of the Subsidiaries or the Manager, as applicable, the effect of which could reasonably be expected to have a Material Adverse Effect.

(z) Absence of Proceedings. Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, any of the Subsidiaries or the Manager, threatened against the Company or the Manager, or any of their respective properties, directors, officers or Affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except as would not reasonably be expected to have a Material Adverse Effect or would not otherwise be required to be disclosed in the Registration Statement; other than JMP and the officers of the Company, neither the Company, any of the Subsidiaries nor the Manager has authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company or the Manager in connection therewith; the Company has not received notice of any order or decree preventing the use of the Registration Statement or the Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated.

(aa) Investment Company Act. Neither the Company nor any of the Subsidiaries is, and after giving effect to the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds”, will not be required to be registered as, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended) (the “Investment Company Act”).

(bb) No Registration Rights. There are no persons with registration or other similar rights with respect to the Registration Statement to have any securities registered by the Company under the Securities Act other than as disclosed in the Registration Statement and the Prospectus.

(cc) Professional Advice. The Company has not relied on JMP or legal counsel for JMP for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(dd) Director Independence. Each of the independent directors (or independent directors once appointed) named in the Registration Statement and Prospectus satisfies the independence standards established by the Commission and the NYSE.

(ee) Description of Policies and Guidelines. The Company’s conflicts of interest, investment allocation and operating policies and investment guidelines described in the Registration Statement and the Prospectus accurately reflect in all material respects the current intentions of the Company and the Manager with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(ff) Broker/Dealer Status. Neither the Company, the Manager nor any of their Affiliates (other than stockholders of the Company who are not officers or directors of the Company) (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the Financial Industry Regulatory Authority, Inc. (the “FINRA”)) or any member firm of FINRA.

(gg) FINRA Disclosures. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, or to the Company’s knowledge, stockholders of the Company, on the other hand, which is required by the rules of the FINRA to be described in the Registration Statement and the Prospectus which is not so described.

(hh) Absence of Manipulation or Stabilization. None of the Company, any of the Subsidiaries, the Manager or any of their respective Affiliates (other than stockholders of the Company who are not officers or directors of the Company) has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ii) Insurance. Each of the Company, the Subsidiaries and the Manager carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company and the Manager) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by the Registration Statement and the Prospectus and as is customary for companies engaged in businesses similar to the business of the Company, the Subsidiaries and the Manager, all of which insurance is in full force and effect.

(jj) Anti-Money Laundering Laws. Neither the Company, any of the Subsidiaries, the Manager nor to the Company’s or the Manager’s knowledge, any employee or agent of the Company, any of the Subsidiaries or the Manager, has received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction.

(kk) Certificates Deemed Representations and Warranties. Any certificate signed by any officer of the Company or the Manager delivered to JMP, or to counsel for JMP pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or the Manager, as the case may be, to JMP as to the matters covered thereby.

(ll) REIT Status. The Company qualified to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, a amended (the “Code”), for each taxable year commencing with its short taxable year ended December 31, 2007, and its current and proposed method of operation as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; the Company has not taken any action that could cause the Company to fail to qualify as a REIT, and all statements in the Registration Statement and the Prospectus regarding the Company’s qualification as a REIT are true, complete and correct.

(mm) Tax Opinion. The Company’s representatives have discussed with its counsel, Hunton & Williams LLP, the officer’s certificate supporting the legal opinion as to certain tax matters provided pursuant to Section 7(n) hereof, and where factual representations in such officer’s certificate involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service, or other relevant authority, the Company’s representatives are satisfied after their discussions with their counsel in their understanding of such terms and are capable of making such factual representations.

(nn) Absence of Labor Dispute. No labor dispute with the employees of the Manager exists or, to the knowledge of the Company or Manager, is imminent.

(oo) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the Securities Act or state securities laws, (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Shares are offered, (iii) such as have been obtained in connection with approval of the listing of the Shares on the NYSE or (iv) such as may be required by FINRA.

(pp) Compliance with Cuba Act. The Company and each of the Subsidiaries has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”) or is exempt therefrom.

(qq) Taxes. Each of the Company, its Subsidiaries and the Manager has (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(rr) Absence of Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares under this Agreement.

(ss) Statistical and Market Data. The statistical and market related data contained in the Registration Statement and the Prospectus are based on or derived from sources which the Company and the Manager believes are reliable and accurate.

(tt) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and/or the Prospectus and that is not so described.

(uu) Internal Control Over Financial Reporting. Each of the Company, the Subsidiaries and the Manager maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(vv) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(ww) OFAC. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor any of the Subsidiaries will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 of the Sarbanes-Oxley Act related to loans and Sections 302 and 906 thereof related to certifications. The Company is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions. The Company is in compliance with the current listing standards of the NYSE.

(yy) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(zz) Stock Option Grants. All stock option awards granted by the Company have been appropriately authorized by the board of directors of the Company or a duly authorized committee thereof, including approval of the exercise or purchase price or the methodology for determining the exercise or purchase price and the substantive terms of the stock options awards; all stock options granted to employees in the United States reflect the fair market value of the Company’s capital stock as determined under Section 409A of the Code on the date the option was granted (within the meaning of United States Treasury Regulation §1.421-1(c)); no stock option awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting stock options prior to, or otherwise coordinating the grant of stock options with, the release or other public announcement of material information regarding the Company or its results of operations or prospects.

(aaa) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the final Settlement Date and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the Securities Act) in connection with the offering and sale of the Shares other than the Registration Statement or the Prospectus or an Issuer Free Writing Prospectus or other offering materials approved in advance by JMP.

(bbb) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ccc) JMP Purchases. The Company acknowledges and agrees that JMP has informed the Company that JMP may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent JMP may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by JMP.

(ddd) Other than this Agreement and the Alternative Sales Agreement, the Company is not party to any agreement with an agent or underwriter for any other “at–the–market” or continuous public offering of Common Stock by the Company.

7. Covenants of the Company and the Manager. The Company and the Manager, jointly and severally, covenant and agree with JMP that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by JMP under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify JMP promptly, and confirm the notice in writing, of the time when (A) any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment or supplement to the Registration Statement, Prospectus or any document incorporated by reference therein or for additional information and (D) the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, (ii) the Company will prepare and file with the Commission, promptly upon JMP’s request, any amendments or supplements to the Registration Statement or Prospectus that, in JMP’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by JMP (provided, however, that the failure of JMP to make such request shall not relieve the Company or the Manager of any obligation or liability hereunder, or affect JMP’s right to rely on the representations and warranties made by the Company and the Manager in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to JMP within a reasonable period of time before the filing and JMP has not reasonably objected thereto (provided, however, that the failure of JMP to make such objection shall not relieve the Company or the Manager of any obligation or liability hereunder, or affect JMP’s right to rely on the representations and warranties made by the Company and the Manager in this Agreement) and the Company will furnish to JMP at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via IDEA; and (iv) the Company will effect the filings required under Rule 424(b) of the Securities Act, including any amendments or supplements to the Prospectus, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise JMP, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any such purpose; and, during any period in which a Prospectus relating to any Placement Shares is required to be delivered by JMP under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), it will make every reasonable effort to prevent the issuance of any stop order or to obtain the lifting thereof at the earliest possible moment if such a stop order should be issued or any such suspension or loss occurs.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by JMP under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify JMP, and confirm the notice in writing, to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by JMP under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its best efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as JMP reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to JMP and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the

Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as JMP may from time to time reasonably request and, at JMP’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to JMP to the extent such document is available on IDEA.

(f) Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to JMP the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing, filing and delivery to JMP of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement , the Alternative Sales Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares (provided, however, that any fees or disbursements of counsel for JMP or the Alternative Agent in connection therewith shall be paid by JMP and/or the Alternative Agent (as applicable)), (ii) the preparation, issuance and delivery of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to JMP, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for JMP in connection therewith shall be paid by JMP), (iv) the printing and delivery to JMP of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the NYSE, (vi) the fees and expenses of any transfer agent or registrar for the Shares, and (vii) filing fees incident to, and fees and expenses, if any, in connection with, the review of the Commission or the FINRA.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide JMP notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock, (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other equity plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan or direct stock purchase plan that the Company may adopt from time to time, provided the implementation of such is disclosed to JMP in advance or (iv) the issuance of Common Stock upon the exercise of any outstanding security of the Company convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock.

(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company has tendered a pending Placement Notice or intends to tender a Placement Notice or sell Placement Shares, advise JMP promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to JMP pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by JMP or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as JMP may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through JMP, the Net Proceeds to the Company and the compensation payable by the Company to JMP with respect to such Placement Shares, or disclose such information in its quarterly reports on Form 10-Q and in its annual report on Form 10-K, and (ii) deliver such number of copies of each such prospectus supplement (if any) to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m) Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company and the Manager shall furnish JMP with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide JMP with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or JMP sells any Placement Shares, the Company shall provide JMP with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n) Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to JMP (i) the written opinions of Hunton & Williams LLP (“Company Counsel”), or other counsel satisfactory to JMP, in form and substance satisfactory to JMP and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(n)(i) and Exhibit 7(n)(ii), and (ii) the written opinion of Wyatt Early Harris Wheeler LLP, counsel for the Manager (“Manager Counsel”), in form and substance satisfactory to JMP and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(n)(iii), each such opinion modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish JMP with a letter (a “Reliance Letter”) to the effect that JMP may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish JMP letters (the “Comfort Letters” ), dated the date the Comfort Letter is delivered, in form and substance satisfactory to JMP, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to JMP and the Alternative Agent in connection with registered public offerings (the first such letter, the “Initial Comfort Letter” ) and, in the case of Comfort Letters to be delivered subsequent to delivery of the Initial Comfort Letter, (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares, other than JMP or the Alternative Agent; provided, however, that the Company may bid for and purchase shares of its common stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that any such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Shares pursuant to this Agreement.

(q) Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus; provided, however, that during the pendency of any Placement Notice, the Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(r) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2012 and for its future taxable years, unless a majority of the independent members of the

Company’s board of directors determines in good faith that it is no longer in the Company’s best interests to qualify as a REIT.

(s) Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(t) Internal Controls over Financial Reporting. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company’s financial statements and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management’s authorization and (iv) the recorded accounts of the assets of the Company are compared with existing assets at reasonable intervals.

(u) Other Controls and Procedures. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(x) Sarbanes-Oxley Act Compliance. The Company will use its commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act; provided, however, that during the pendency of any Placement Notice, the Company will use its reasonable best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(v) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance by the Company and JMP in its capacity as principal or agent hereunder, neither JMP nor the Company or the Manager (including its agents and representatives, other than JMP in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder

(w) Undertakings. The Company will comply with all of the provisions of any undertakings in the Registration Statement.

8. Conditions to JMP’s Obligations. The obligations of JMP hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Manager herein, to the due performance by the Company and the Manager of their obligations hereunder, to the completion by JMP of a due diligence review satisfactory to JMP in its reasonable judgment, and to the continuing satisfaction (or waiver by JMP in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension or loss of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. JMP shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in JMP’s opinion is material, or omits to state a fact that in JMP’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission and incorporated by reference in the Prospectus, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of JMP (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinions. JMP shall have received the opinions of each of Company Counsel and Manager Counsel required to be delivered pursuant Section 7(n) on or before each date on which the delivery of such opinion is required pursuant to Section 7(n).

(f) Comfort Letter. JMP shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before each date on which the delivery of such letter is required pursuant to Section 7(o).

(g) Representation Certificate. JMP shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(h) No Suspension. Trading in the Shares shall not have been suspended on the NYSE.

(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to JMP such appropriate further information, certificates and documents as JMP may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished JMP with such conformed copies of such opinions, certificates, letters and other documents as JMP shall have reasonably requested.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

(l) No Termination Event. There shall not have occurred any event that would permit JMP to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Company Indemnification. The Company and the Manager, jointly and severally, agree to indemnify and hold harmless JMP, the directors, officers, partners, employees and agents of JMP and each person, if any, who (i) controls JMP within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with JMP (a “JMP Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which JMP, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any Issuer Free Writing Prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with written information relating to JMP and furnished to the Company by JMP expressly for inclusion in any document as described in clause (x) of this Section 9(a) (with that information, as of the date hereof, being limited to information described in Schedule 4 hereto). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) JMP Indemnification. JMP agrees to indemnify and hold harmless the Company, the Manager and each of their respective directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (a “Company Affiliate”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any document as described in clause (x) of Section 9(a) in reliance upon and in conformity with written information relating to JMP and furnished to the Company by JMP expressly for inclusion in any document as described in clause (x) of Section 9(a) (with that information, as of the date hereof, being limited to information described in Schedule 4 hereto).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Manager or JMP, the Company, the Manager and JMP will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Manager from persons other than JMP, such as persons who control the Company or the Manager within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of each of the Company or the Manager, who also may be liable for contribution) to which the Company, the Manager and JMP may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Manager on the one hand and JMP, on the other. The relative benefits received by the Company and the Manager on the one hand and JMP on the other hand shall be deemed to be in the same proportion as the total Net Proceeds received by the Company from the sale of the Placement Shares (before deducting expenses) bear to the total compensation received by JMP from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Manager, on the one hand, and JMP, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager, on the one hand or JMP on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Manager and JMP agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), JMP shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of JMP, will have the same rights to contribution as that party, and each director and officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of JMP, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) JMP shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the reasonable judgment of JMP, may materially impair the ability of JMP to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(o), JMP’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; (iii) any other condition of JMP’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on the NYSE shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If JMP elects to terminate this Agreement as provided in this Section 11(a), JMP shall provide the required notice as specified in Section 12 (Notices).

(b) The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) JMP shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares pursuant to the terms and subject to the conditions set forth herein; provided, that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however,

that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by JMP or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date, with Placement Shares settling in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to JMP, shall be delivered to JMP at JMP Securities LLC, 450 Park Avenue, 5th Floor, New York, New York 10022, fax no. (212) 906-3536, Attention: Jonathan Dever, with copies to Tosh Chandra, at the same address, and Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, fax no. (212) 878-8375, Attention: Andrew S. Epstein; or if sent to the Company or the Manager, shall be delivered to Hatteras Financial Corp., 6903 110 Oakwood Drive, Suite 340, Winston Salem, North Carolina 27103, fax no. (336) 760-9331, attention: Michael R. Hough, with a copy to Hunton & Williams LLP, 421 Fayetteville Street, Raleigh, NC 27601, fax no. (919) 899-3287, Attention: Jeffrey M. Sullivan. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Manager and JMP and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that JMP may assign its rights and obligations hereunder to an affiliate of JMP referred to in Section 9 hereof without obtaining the Company’s consent.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Manager and JMP. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws, other than Section 5-1401 of the New York General Obligations Law. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company, the Manager and JMP each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18. Absence of Fiduciary Relationship. The Company and the Manager, jointly and severally, acknowledge and agree that:

(a) JMP has been retained solely to act as sales agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, the Manager and JMP has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether JMP has advised or is advising the Company or the Manager on other matters;

(b) each of the Company and the Manager is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) each of the Company and the Manager has been advised that JMP and its Affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager and that JMP has no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship; and

(d) each of the Company and the Manager waives, to the fullest extent permitted by law, any claims it may have against JMP, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that JMP shall have no liability (whether direct or indirect) to the Company or the Manager in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Manager, including stockholders, partners, employees or creditors of the Company or the Manager.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and JMP, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and JMP.

Very truly yours,

HATTERAS FINANCIAL CORP.

By:	/s/ Benjamin M. Hough
Name: Benjamin M. Hough
Title: President and Chief Operating Officer

ATLANTIC CAPITAL ADVISORS LLC

By:	/s/ Benjamin M. Hough
Name: Benjamin M. Hough
Title: President and Chief Operating Officer

ACCEPTED as of the date
first-above written:

JMP SECURITIES LLC

By:	/s/ Kent Ledbetter

Name: Kent Ledbetter
Title: Director, Corp Fin

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[—]

Cc:	[—]

To:	[—]

Subject:	Controlled Equity Offering–Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Sales Agreement between Hatteras Financial Corp. (the “Company”), Atlantic Capital Advisors LLC, and JMP Securities LLC (“JMP”) dated February 29, 2012 (the “Agreement”), I hereby request on behalf of the Company that JMP sell up to [—] shares of the Company’s common stock, par value $0.001 per share, at a minimum market price of $         per share until [date]*.

*	The Company shall add additional parameters, such as the bracketed text above regarding a termination date, to the Placement Notice as it may deem necessary at any time.

SCHEDULE 2

JMP SECURITIES LLC

Scott Raaka	sraaka@jmpsecurities.com

Gil Mogavero	gmogavero@jmpsecurities.com

Tosh Chandra	tchandra@jmpsecurities.com

HATTERAS FINANCIAL CORP.

Michael Hough	mike@acadvisors.com

Ben Hough	ben@acadvisors.com

Ken Steele	ken@acadvisors.com

SCHEDULE 3

COMPENSATION

JMP shall be paid compensation equal to up to two percent (2%) of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.

SCHEDULE 4

INFORMATION FURNISHED TO THE COMPANY BY JMP

None